UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 20, 2006

HYPERION SOLUTIONS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26934 (Commission File Number)	77-0277772 (IRS Employer Identification Number)
5450 Great America Parkway
Santa Clara, California 95054
(Address of principal executive offices, including zip code)
(408) 744-9500
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.02 Termination of a Material Definitive Agreement.
On April 20, 2006, Hyperion Solutions Corporation (the “Company”) announced the resignation of Mr. Burton Goldfield, the Company’s senior vice president, worldwide field operations, terminating his employment agreement with the Company (dated as of January 1, 2004 and amended on November 16, 2005) effective May 7, 2006.
Item 2.02      Results of Operations and Financial Condition
The information in Item 2.02 and in Exhibit 99.1 attached to this current report are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 2.02 and in Exhibit 99.1 attached to this current report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
On April 20, 2006, the Company issued a press release announcing its financial results for its fiscal third quarter ended March 31, 2006. A copy of the press release is furnished as Exhibit 99.1 to this current report.
Item 9.01      Financial Statements and Exhibits.
(c)	Exhibits
99.1	Press release of Hyperion Solutions Corporation dated April 20, 2006 furnished in accordance with Item 2.02 of this current report on Form 8-K.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereinto duly authorized.

HYPERION SOLUTIONS CORPORATION
Date: April 20, 2006	By:	/s/ Robin Washington
		Name:	Robin Washington
		Title:	Chief Financial Officer

2

EXHIBIT INDEX

Exhibit
Number	Exhibit

99.1	Press release of Hyperion Solutions Corporation dated April 20, 2006, furnished in accordance with Item 2.02 of this current report on Form 8-K.

3